UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2006
KONA GRILL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51491	20-0216690

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7150 E. Camelback Road, Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (480) 922-8100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Separation Agreement
     On January 31, 2006, we provided a separation agreement to Donald Dempsey, our former President and Chief Executive Officer, relating to Mr. Dempsey’s retirement. Pursuant to the separation agreement, Mr. Dempsey’s employment terminated and he resigned from our Board of Directors effective January 31, 2006.
     Mr. Dempsey will be paid: (1) compensation through April 30, 2006 and (2) an amount equal to his base salary of $360,000, to be paid in accordance with our ordinary payroll practices between May 1, 2006 and April 30, 2007. We will also provide Mr. Dempsey and his eligible dependents medical insurance benefits for a period of up to 18 months after May 1, 2006 or until the date on which Mr. Dempsey obtains employment with a new employer that offers comparable medical coverage. Mr. Dempsey must exercise all of his stock options no later than May 1, 2006, in accordance with our stock option plan.
     If Mr. Dempsey executes the separation agreement, he has an additional seven days to revoke the separation agreement with proper notice and, if he does, it will become effective upon expiration of the revocation period.
     The separation agreement is attached hereto as Exhibit 10.14.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Donald Dempsey gave notice of his resignation as President and Chief Executive Officer and as a director on January 31, 2006.
     We are appointing Marcus E. Jundt as our interim President and Chief Executive Officer, effective January 31, 2006, while we conduct a national search for a permanent replacement for Mr. Dempsey. Mr. Jundt has served as our Chairman of the Board since March 2004 and has served as a director of our company since September 2000. Mr. Jundt has served as Vice Chairman and Portfolio Manager of the investment advisory firm of Jundt Associates since 1992. Mr. Jundt has served as President of Jundt Associates since 1999. From November 1988 to March 1992, Mr. Jundt served as a research analyst for Victoria Investors covering the technology, health care, financial services, and consumer industries. From July 1987 until October 1988, Mr. Jundt served in various capacities on the floor of the Chicago Mercantile Exchange with Cargill Investor Services. Mr. Jundt also serves as a director of Minnetonka Capital Investment, a private company.
     Effective January 31, 2006, our Board of Directors elected Mark L. Bartholomay to serve as an independent director of our company. There was no arrangement or understanding pursuant to which Mr. Bartholomay was elected as a director, and there are no related party transactions between us and Mr. Bartholomay. Mr. Bartholomay also was selected to serve on our Audit Committee and Compensation Committee.

     On February 1, 2006, we issued a press release announcing the resignation of Mr. Dempsey and the appointment of Mr. Jundt as interim President and Chief Executive Officer.
Item 7.01 Regulation FD Disclosure.
     We are furnishing this report on Form 8-K in connection with the disclosure of earnings guidance set forth in our press release attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.
     The information in this Report on Form 8-K (including the exhibit) that is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.
     We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit
Number

10.14	Separation Agreement, dated as of January 31, 2006, between the Kona Grill, Inc. and C. Donald Dempsey.

99.1	Press release from Kona Grill, Inc. dated February 1, 2006 titled “Kona Grill Announces Retirement of CEO & President C. Donald Dempsey”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2006	KONA GRILL, INC.

	By:	/s/ Mark S. Robinow

Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number

10.14	Separation Agreement, dated as of January 31, 2006, between the Kona Grill, Inc. and C. Donald Dempsey.

99.1	Press release from Kona Grill, Inc. dated February 1, 2006 titled “Kona Grill Announces Retirement of CEO & President C. Donald Dempsey; Company Initiates Successor Search; Updates 2006 Guidance; Appoints Mark L. Bartholomay to Board of Directors.”

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